                       SECURITIES AND EXCHANGE COMMISSION

                -------------------------------------------------

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                 August 27, 2002


                           NORTEL NETWORKS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






          CANADA                         001-07260              not applicable
----------------------------           -------------         -------------------
State or other jurisdiction             (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)




8200 Dixie Road, Suite 100, Brampton, Ontario, Canada                   L6T 5P6
-----------------------------------------------------                 ----------
    (address of principal executive offices)                          (Zip code)




Registrant's telephone number, including area code (905) 863-0000.


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ITEM 5.        OTHER EVENTS

On August 27, 2002, the Registrant issued a press release announcing that it expects revenues from continuing operations for the third quarter of 2002 to be lower than its previously stated guidance, primarily due to further reductions in spending by service providers in the United States. In light of the additional pressure on spending in the near term, and the continuing expectation for ongoing pressure on customer capital spending well into 2003, the Registrant is also taking additional actions to lower its quarterly breakeven cost structure.

The Registrant now expects revenues from continuing operations in the third quarter of 2002 to be lower than second quarter 2002 revenues by up to approximately 10%, compared to its previous view of "essentially flat".

The Registrant is taking steps to further reduce its quarterly breakeven cost structure (not including costs related to acquisitions and any special charges or gains) to below US$2.6 billion. This compares to the Registrant's previously stated quarterly breakeven cost structure, on the same basis, of approximately US$3.2 billion.

These actions will result in additional charges associated with workforce reductions and related facilities closures and streamlining activities. Although the plans and associated costs were in the process of being finalized as at the announcement date (and will be provided as part of the Registrant's third quarter 2002 results), the Registrant noted that it has sufficient liquidity to fund both these actions and its operations, without utilizing its bank facilities (all of which remain available and undrawn).

The Registrant expects the restructuring activities to be substantially completed by end of the fourth quarter of 2002. When ultimately completed, the Registrant expects a workforce of approximately 35,000.
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Certain information included in this report is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow; the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in our credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by the Registrant and Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, the Registrant and Nortel Networks Limited disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   NORTEL NETWORKS CORPORATION



                                   By:        /s/ DEBORAH J. NOBLE
                                       -----------------------------------
                                       Deborah J. Noble
                                       Corporate Secretary



                                   By:        /s/ BLAIR F. MORRISON
                                       -----------------------------------
                                       Blair F. Morrison
                                       Assistant Secretary





Dated: August 28, 2002